Exhibit 99.1

Barnwell Industries, Inc. Reports Results for its First Quarter
Ended December 31, 2025

HOUSTON, TEXAS, February 23, 2026 -- Barnwell Industries, Inc. (NYSE American: BRN) today reported financial results for its first quarter ended December 31, 2025. For the quarter, the Company had revenue from continuing operations of $2,746,000 and a net loss from continuing operations of $1,412,000 or $0.13 per share. In the prior year quarter ended December 31, 2024, the Company reported revenue from continuing operations of $3,934,000 and a net loss from continuing operations of $1,600,000 or $0.16 per share. The Company remains debt free and ended the quarter with $1,826,000 in working capital, including $3,622,000 in cash and cash equivalents.

The net loss from continuing operations for the three months ended December 31, 2025, was primarily due to an increase of $453,000, 39%, in general and administrative expenses due to $257,000 higher personnel costs for new staff hired in Canada during the transition period in advance of closing of the Hawaii office on January 31, 2026, $101,000 higher non-cash cost for shares issued to the new Chief Financial Officer, and $116,000 higher professional service fees in the current year period as compared to the same period in the prior year. These higher professional service fees were related to some continued costs from the previously disclosed shareholder consent solicitation, proxy contest, and related legal matters. These increases were partially offset by an $84,000 increase in oil and natural gas segment operating results, a $70,000 increase in land investment segment operating results, and a $398,000 increase from foreign currency gains.

Oil and Natural Gas Operating Results

Oil and natural gas operating results increased $84,000 for the three months ended December 31, 2025 as compared to the same period of the prior year, primarily attributable to a $613,000 decrease in the ceiling test impairment which was nil in the current year period, a $425,000 decrease in operating expenses, and a $313,000 decrease in oil and natural gas depletion, partially offset by a $1,267,000 decrease in oil and natural gas revenues in the current year period as compared to the same period in the prior year. During the three months ended December 31, 2025, oil and natural gas liquids prices decreased 20% and 5%, respectively, compared to the prior year’s quarter. Natural gas prices increased 64% compared to the prior year’s quarter. Additionally, revenue, operating expenses and depletion decreased due to lower production as a result of the sale of the U.S. oil and natural gas assets, the sale of Barnwell's interest in certain oil and natural gas properties in Canada, and natural declines in production from wells in the Company's Twining area as the wells age.

Foreign Currency Gain

The net loss from continuing operations for the three months ended December 31, 2025 included a $47,000 foreign currency gain recorded in the current year period as compared to a $351,000 loss recorded in the prior year period due to the effects of foreign currency exchange rate changes on intercompany loans and advances as a result of changes in the U.S. dollar against the Canadian dollar, a $398,000 positive impact.

Proxy Contest and Consent Solicitation

While the previously disclosed proxy contest and shareholder consent solicitation are no longer continuing, the Company did incur $169,000 of costs related thereto during the quarter ended December 31, 2025. Since inception of those matters, the Company has received $250,000 in insurance proceeds as reimbursement of certain fees and other costs incurred in connection with those matters.

Sale of Hawaiian Real Estate—Increment II

In November 2025, Barnwell caused its subsidiary, Kaupulehu Developments, LLC, in which Barnwell holds a 77.6% economic interest, to surrender all remaining rights in the Increment II real estate located on the Island of Hawai‘i in exchange for total consideration of $2,000,000, of which $70,000 was received during the period.

Also in November 2025, KD Kukio Resorts, LLLP, KD Maniniowali, LLLP, and KD Kaupulehu, LLLP (collectively, “KDK”), entities in which Barnwell holds a 19.6% economic interest, entered into agreements to sell their remaining interests in Increment II for aggregate consideration of $2,109,000.

The closing of these transactions remains subject to the purchaser’s election to proceed, and other customary closing conditions.

Closure of Honolulu Office

In January 2026, Barnwell completed the relocation of its corporate headquarters from Honolulu, Hawai‘i to Houston, Texas, which now augments its established operational office in Calgary, Alberta. The Company has formally closed its Honolulu office. This transition reflects Barnwell’s continued focus on operational efficiency, cost discipline, and alignment with its core oil and gas activities. The move is expected to generate meaningful cost savings and administrative efficiencies going forward, while positioning the Company closer to industry partners, capital markets participants, and institutional investors. The Calgary office remains an important operational hub, ensuring continuity given the presence of key members of management and the Company’s Canadian operations, including its Twining asset.

Previously Planned Retirement of Alexander C. Kinzler

Effective January 31, 2026, Alexander C. Kinzler formally retired from his roles as General Counsel and Secretary of Barnwell Industries, Inc., following the completion of the closure of the Company’s Honolulu office. Mr. Kinzler concluded his transition in accordance with the Company’s succession plan. The Company extends its sincere gratitude to Mr. Kinzler for his many years of dedicated service, steadfast counsel, and meaningful contributions to Barnwell’s operations and governance.

Private Placement

In November 2025, the Company completed a private placement with certain investors, including some members of its Board of Directors, pursuant to which Barnwell issued an aggregate of 2,221,141 shares of common stock and warrants to purchase up to 1,029,104 additional shares. The participating directors and a certain other investor did not receive warrants. The offering generated gross proceeds of $2,443,000, further strengthening the Company’s debt-free balance sheet and liquidity, positioning the Company for future growth.

In accordance with the terms of the securities purchase agreement, the Company was required to file a registration statement covering the resale of the shares issued in the private placement. The Company filed the registration statement on January 12, 2026, and it was declared effective on January 30, 2026.

Summary and Outlook

While Barnwell’s immediate priority remains disciplined execution within its core oil and gas operations, the Board has formally tasked its Chief Financial Officer Philip Patman, Jr. with leading an ongoing evaluation of strategic alternatives and value-creation opportunities across a broader set of industries. This review is not limited to the energy sector and reflects the Board’s view that Barnwell’s experienced, multidisciplinary management team and directors are well positioned to assess and execute income and cashflow accretive initiatives where appropriate.

Barnwell’s debt-free balance sheet and positive working capital position, longstanding public company platform, U.S. net operating loss carryforwards, and high-quality Canadian oil and gas assets together provide a flexible and durable foundation from which to pursue these efforts.

Mr. Patman added, “Barnwell is actively refining its strategy and cost structure with a clear focus on capital discipline and returns. We are reducing SG&A, exiting non-core activities, and allocating capital only where it can generate compelling risk-adjusted returns. At the same time, we are evaluating additional opportunities that can leverage our public company infrastructure and financial flexibility. This work is ongoing, deliberate, and aligned with a singular objective: driving sustainable, long-term shareholder value.”

Forward-Looking Statements

The information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts. These statements include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives, and other similar statements. Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions. Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved. Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements. The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell’s expectations are set forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s annual report on Form 10-K for the last fiscal year and Barnwell’s other filings with the Securities and Exchange Commission. Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

COMPARATIVE OPERATING RESULTS

(Unaudited)

	Three months ended December 31,
	2025	2024

Revenues	$2,746,000	$3,934,000

Net loss from continuing operations attributable to Barnwell Industries, Inc.	$(1,426,000)	$(1,598,000)
Net loss from discontinued operations	—	(319,000)
Net loss attributable to Barnwell Industries, Inc.	$(1,426,000)	$(1,917,000)

Basic and diluted net loss per share:
Net loss from continuing operations attributable to Barnwell Industries, Inc.	$(0.13)	$(0.16)
Net loss from discontinued operations	—	(0.03)
Net loss attributable to Barnwell Industries, Inc.	$(0.13)	$(0.19)

Weighted-average number of common shares outstanding:
Basic and diluted	11,070,498	10,047,173

COMPANY:	Barnwell Industries, Inc.
24 Greenway Plaza, Suite 1800Q
Houston, Texas 77046
Telephone: (713) 730-7026
Website: www.brninc.com

CONTACT:	Philip Patman, Jr.
Chief Financial Officer and Treasurer
Phone: (713) 730-7026
Email: barnwellinfo@brninc.com